Exhibit 99.1

               Greatbatch, Inc. Reports Record Quarterly
 Sales; Increases Sales and Earnings Guidance for 2006; Margins Show
       Strong Improvement on Solid Sales Growth Over Prior Year

    CLARENCE, N.Y.--(BUSINESS WIRE)--April 26, 2006--Greatbatch, Inc. (the "Company") (NYSE: GB) today reported its results for the first quarter ended March 31, 2006.

    Business Highlights

    --  Achieved record quarterly sales for:


        -- Total Company - sales of $68.1 million, up 21 percent from $56.4 million in the first quarter of 2005

        -- Implantable Medical Components - sales of $57.6 million, up 20% in the first quarter, driven by strong sales of batteries, feedthroughs and assembly products

        -- Electrochem Commercial Power - sales of $10.5 million, up 24% led by strong growth in the oil and gas, ocean and seismic markets


    --  Diluted earnings per share under U.S. Generally Accepted
        Accounting Principles (GAAP) increased by 47% to $0.28.
        Earnings per share, excluding move-related expenses, severance costs and stock-based compensation under FAS123R, increased by 37% to $0.37. (See Table A for reconciliation to GAAP).

    -- Operating margin, excluding move-related expenses, severance costs and stock-based compensation, improved by 470 basis points in the first quarter to 20.1%. (See TableB for reconciliation).

    -- Facilities update - moves of shield assembly, filtered feedthroughs (Carson City) and feedthroughs (Columbia) to Tijuana are proceeding as planned. Carson City move expected to be complete by the middle of 2006 and Columbia move expected to be complete in 1st half of 2007. Currently working with an existing customer on the planning phase for additional assembly volume to be completed in Q4 2006.

    -- Signed a new supply agreement with Sorin/ELA. This new comprehensive agreement represents a significant incremental revenue opportunity over the 5-year term, as it includes provisions for all of the Greatbatch technologies. The renewable agreement has an initial term ending on December 31, 2010.

    --  Raising 2006 full year financial guidance as follows:



        -- Full year 2006 projected sales are being increased to a range of $260 - $270 million

        -- Full year 2006 Earnings Per Share (EPS) estimates are being increased to a range of $1.15 - $1.25, exclusive of charges for move-related expenses and incremental stock-based compensation under FAS123R (see TableA for reconciliation to GAAP).


    Edward F. Voboril, Chairman and Chief Executive Officer commented, "We are extremely pleased with the record sales results and the strong start to 2006. We delivered better than expected sales results across the breadth of our medical and commercial products. We experienced solid growth from both our domestic and international customer base, which reflects the strength of our position in these markets.
    The improving margins reflect greater operating leverage from the increased sales volume. In addition, the consolidation of our medical power manufacturing operations coupled with improved utilization at our Tijuana facility, combined to increase our operating margins in the quarter (exclusive of move-related expenses and stock-based compensation) to approximately 20%. Given the strong start to the year, we are increasing our 2006 financial outlook, for both sales and earnings. We remain confident that the strategic initiatives we have put in place to expand our product offering and reduce our manufacturing costs will allow us to continue to advance our competitive position in the marketplace," Voboril concluded.

    Sales Summary

    The following table summarizes the Company's sales by business unit and major product line for the first quarters of 2006 and 2005 (in thousands):



Business Unit/Product Lines                   2006     2005      %
                                            1st Qtr  1st Qtr   Change
----------------------------------------------------------------------
Implantable Medical Components ("IMC"):
       ICD Batteries                        $12,679  $10,751      +18%
       Pacemaker & Other Batteries            5,787    5,255      +10%
       ICD Capacitors                         3,568    4,297      -17%
       Feedthroughs                          16,288   13,682      +19%
       Enclosures                             6,340    6,547       -3%
       Other Medical                         12,918    7,333      +76%
                                             ------   ------      ----
Total Implantable Medical Components         57,580   47,865      +20%
Electrochem Commercial Power ("ECP")         10,527    8,493      +24%
                                             ------   ------      ----
    Total Sales                             $68,107  $56,358      +21%
                                             ======   ======



    Profit & Loss Summary

    The following table summarizes selected information derived from the condensed consolidated statement of operations for the first quarters in 2006 and 2005 (in thousands):


                                              2006     2005      %
                                            1st Qtr  1st Qtr   Change
----------------------------------------------------------------------
Gross Profit(1)                             $27,634  $19,829      +39%
Gross Margin                                   40.6%    35.2%

SG&A Expenses                                $9,015   $6,766      +33%
SG&A Expenses as % of Sales                    13.2%    12.0%

RD&E Expenses, net                           $5,898   $4,401      +34%
RD&E Expenses, net as % of Sales                8.7%     7.8%

Operating Income                            $10,052   $6,274      +60%
Operating Margin                               14.8%    11.1%

Effective Tax Rate                             34.5%    30.0%


(1) Gross profit has been revised to include the effect of amortization of intangible assets, which was previously included in operating expenses below the gross profit calculation.


    The increase in gross margin of 540 basis points was primarily due to lower assembly manufacturing costs at the Tijuana facility, reduced excess capacity costs due to the closure of the former capacitor plant and favorable manufacturing volume variances.
    The increase in SG&A expenses is primarily due to stock based compensation, increased cost at our Tijuana location, as well as higher selling and marketing related expenses.
    The increase in RD&E expenses is primarily due to increased headcount in support of new development programs and decreased reimbursement on new product development projects. RD&E as a percentage of sales is expected to continue to increase to a range of 9% to 10% for the full year 2006, in support of new development initiatives.

    Outlook

    Considering the first quarter performance, the Company is revising its guidance as follows (in millions, except per share amounts):


                                            Current        Previous
----------------------------------------------------------------------
Sales: Medical                             $224 - $232    $210 - $228
       Commercial                          $ 36 - $ 38    $ 35 - $ 37
                                           -----------    -----------
Total Sales                                $260 - $270    $245 - $265

GAAP EPS                                 $0.60 - $0.70  $0.40 - $0.60
Adjusted EPS                             $1.15 - $1.25  $0.95 - $1.15

Effective tax rate                                34%            34%
Capital expenditures                         $22 - $27      $22 - $27



   Table A:  GAAP EPS Reconciliation
----------------------------------------------------------------------
                                   2006        2005          2006
                                1st Quarter 1st Quarter    Full Yr
                                                           Guidance
----------------------------------------------------------------------
GAAP earnings per share:             $0.28       $0.19  $0.60 - $0.70

Carson City facility
 closure/relocation                   0.03        0.01    0.06 - 0.06
Columbia facility
 closure/relocation                   0.02           -    0.17 - 0.18
Medical power facility
 closure/relocation                   0.01           -    0.02 - 0.03
Asset dispositions and other          0.01        0.07    0.08 - 0.13
                                      ----        ----    -----------
   Sub-total other operating
    expense                           0.07        0.08    0.33 - 0.40

Incremental stock-based
 compensation                         0.02           -    0.12 - 0.15

Earnings per share - adjusted        $0.37       $0.27  $1.15 - $1.25
Diluted weighted average shares
 outstanding (000's)                26,000(1)   22,000         22,000


(1) Includes 4.2 million shares for the dilutive effect of the convertible notes into common stock


   Table B:  Operating Income Reconciliation ($000's)
----------------------------------------------------------------------
                               2006        2005            2006
                            1st Quarter 1st Quarter  Full Yr Guidance
----------------------------------------------------------------------
Operating Income as reported:  $10,052      $6,274  $21,000 - $26,000

Carson City facility
 closure/relocation              1,228         195      2,000 - 2,000
Columbia facility
 closure/relocation                922           -      5,700 - 6,000
Medical power facility
 closure/relocation                515          33        700 - 1,000
Asset dispositions & other           4       2,160      2,700 - 4,300
                                     -       -----      -------------
 Sub-total other operating
  expense                        2,669       2,388    11,100 - 13,300

Incremental stock-based
 compensation (1)                  950           -      4,000 - 5,000

 Operating Income - adjusted   $13,671      $8,662  $39,500 - $43,000
 Operating margin - adjusted      20.1%       15.4%          15% - 16%


(1) Approximately 80% in SG&A; 12% RD&E; 8% Cost of Sales


    Conference Call

    The Company will host a conference call today, Wednesday, April 26, 2006 at 5:00 p.m. E.T. to discuss its quarterly results. The scheduled conference call will be webcast live and is accessible through the Company's website at www.greatbatch.com. The webcast will also include presentation visuals. The webcast will be archived on both websites for future on-demand replay. An audio replay will also be available beginning from 7:00 p.m. E.T. on April 26, 2006 until May 5, 2006. To access the replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 41002347.

    Forward-Looking Statements

    Some of the statements in this press release and other written and oral statements made from time to time by the Company and its representatives are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and involve a number of risks and uncertainties. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of these terms or other comparable terminology. These statements are based on the Company's current expectations. The Company's actual results could differ materially from those stated or implied in such forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements include, among others, the following matters affecting the
Company: dependence upon a limited number of customers; customer ordering patterns; product obsolescence; inability to market current or future products; pricing pressure from customers; our ability to timely and successfully implement our cost reduction and plant consolidation initiatives; reliance on third party suppliers for raw materials, products and subcomponents; fluctuating operating results; inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; inability to successfully consummate, integrate and protect against liabilities arising from acquisitions; unsuccessful expansion into new markets; competition; inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; and other risks and uncertainties described in the Company's Annual Report on Form 10-K, and in other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

    About Greatbatch, Inc.

    Greatbatch, Inc. (NYSE: GB) is a leading developer and manufacturer of critical components used in implantable medical devices and other technically demanding applications. Additional information about the Company is available at: www.greatbatch.com.


                           GREATBATCH, INC.
            CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                             (Unaudited)
               (In thousands except per share amounts)

                                                    Three months ended
                                                         March 31,
                                                       2006     2005
                                                    --------- --------

Sales                                                $68,107  $56,358
Cost of sales                                         39,515   35,571
Amortization of intangible assets - cost of sales        958      958
Selling, general and administrative expenses           9,015    6,766
Research, development and engineering costs, net       5,898    4,401
Other operating expense, net                           2,669    2,388
                                                    --------- --------
     Operating income                                 10,052    6,274
Interest expense                                       1,135    1,131
Interest income                                       (1,192)    (575)
Other (income) expense, net                              (44)       -
                                                    --------- --------
     Income before income taxes                       10,153    5,718
Provision for income taxes                             3,503    1,715
                                                    --------- --------
     Net income                                      $ 6,650  $ 4,003
                                                    ========= ========

Diluted earnings per share                           $  0.28  $  0.19



                           GREATBATCH, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEET
                             (Unaudited)
                            (In thousands)

ASSETS                                          March 31, December 31,
                                                   2006       2005
                                                --------- ------------
Current assets:
  Cash and cash equivalents                     $ 38,888     $ 46,403
  Short-term investments                          66,018       65,746
  Accounts receivable, net                        39,857       29,997
  Inventories                                     48,200       45,184
  Refundable income taxes                              -          928
  Deferred income taxes                            6,257        6,257
  Prepaid expenses and other current assets        1,601        1,488
                                                --------- ------------
          Total current assets                   200,821      196,003

Property, plant, and equipment, net               97,368       97,705
Intangible assets, net                            59,185       60,143
Goodwill                                         155,039      155,039
Other assets                                       4,399        4,021
                                                --------- ------------
Total assets                                    $516,812     $512,911
                                                ========= ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                              $ 15,501     $ 13,678
  Accrued expenses and other current
   liabilities                                    19,352       29,903
  Current portion of long-term debt                  165          464
                                                --------- ------------
           Total current liabilities              35,018       44,045

Long-term debt, net of current portion                 -            -
Convertible subordinated notes                   170,000      170,000
Deferred income taxes                             31,969       30,261
                                                --------- ------------
           Total liabilities                     236,987      244,306
                                                --------- ------------

Stockholders' equity:
  Preferred stock                                      -            -
  Common stock                                        22           22
  Additional paid-in capital                     220,158      215,614
  Retained earnings                               59,690       53,039
  Accumulated other comprehensive loss               (45)         (70)
                                                --------- ------------
           Total stockholders' equity            279,825      268,605
                                                --------- ------------
Total liabilities and stockholders' equity      $516,812     $512,911
                                                ========= ============




    CONTACT: Greatbatch, Inc.
             Anthony W. Borowicz, 716-759-5809
             tborowicz@greatbatch.com